Exhibit 22 Senior Notes, Issuer and Guarantors

Senior Notes, Issuer and Guarantors

Registered Senior Notes Issued Under	Issuer	Guarantors
1994 Indenture 2012 Indenture 2017 Indenture	Eaton Corporation
Eaton, Turlock, B.V., Eaton Capital Unlimited Company, Eaton Domhanda Unlimited Company, Cooper Industries Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Technologies (Luxembourg) S.à r.l., Cooper Offshore Holdings S.à r.l., Eaton Aerospace LLC, Eaton Hydraulics LLC, Wright Line Holding, Inc., Wright Line LLC, Eaton Aeroquip LLC, Eaton Leasing Corporation, Eaton US Holdings, Inc., Cooper B-Line, Inc., Cooper Bussmann, LLC, Eaton Electric Holdings LLC, Cooper Crouse-Hinds, LLC, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Industrial Corporation

2010 Indenture	Eaton Electric Holdings LLC
Eaton, Turlock, B.V., Eaton Capital Unlimited Company, Eaton Domhanda Unlimited Company, Cooper Industries Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Technologies (Luxembourg) S.à r.l., Cooper Offshore Holdings S.à r.l., Eaton Corporation, Eaton Aerospace LLC, Eaton Hydraulics LLC, Wright Line Holding, Inc., Wright Line LLC, Eaton Aeroquip LLC, Eaton Leasing Corporation, Eaton US Holdings, Inc., Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Industrial Corporation

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